Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference

         o in the Registration Statement (Form S-3ASR No. 333-133118) of CharterMac;
         o    in the Registration Statement (Form S-11 No. 333-126044) of
              CharterMac;
         o in the Registration Statement (Form S-3MEF No. 333-117650) of CharterMac;
         o in the Registration Statement (Form S-3/A No. 333-120077) of CharterMac;
         o in the Registration Statement (Form S-8 and its post effective amendment on Form S-8/A No. 333-55957) pertaining to the CharterMac (formerly known as "Charter Municipal Mortgage Acceptance Company") Incentive Share Option Plan;
         o    in the Registration Statement (Form S-3 No. 333-54802) of
              CharterMac;
         o    in the Registration Statement (Form S-3 No. 333-109078) of
              CharterMac;
         o    in the Registration Statement (Form S-3/A No. 333-74988) of
              CharterMac;
         o    in the Registration Statement (Form S-3/A No. 333-57384) of
              CharterMac;
         o in the Registration Statement (Form S-8 No. 333-110722) of CharterMac; and
         o in the Registration Statement (Form S-3/A and its post effective amendment on Form POS AM 1 No. 333-111919) of CharterMac;

of the following:

         o our report dated February 1, 2006, with respect to the financial statements of ARCap Investors, L.L.C. and subsidiaries, for the year ended December 31, 2005;
         o our report dated March 29, 2005, with respect to the financial statements of ARCap Investors, L.L.C. and subsidiaries, for the year ended December 31, 2004; and
         o our report dated February 6, 2004, with respect to the financial statements of ARCap Investors, L.L.C. and subsidiaries, for the year ended December 31, 2003 included in the Current Report on Form 8-K/A of CharterMac dated October 30, 2006 filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP
Dallas, TX
October 26, 2006